UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: November 3, 2009

AXION POWER INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane
New Castle, PA 16105
(Address of principal executive offices)

(724) 654-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On November 3, 2009, the Audit Committee of the Board of Directors of Axion Power International, Inc. (the “Company”), after consultation with and upon recommendation from management of the Company, concluded the Company’s previously issued unaudited financial statements for the three months ended March 31, 2009 and June 30, 2009 included in its Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on May 14, 2009 and August 14, 2009 should no longer be relied upon and that disclosure should be made and action should be taken to prevent future reliance. The Company will restate its financial statements for the three months ended March 31, 2009 and the three and six months ended June 30, 2009 due to a question raised by the SEC Staff regarding the accounting treatment of certain “down round” provisions of warrants previously issued to The Quercus Trust (“Quercus”).

The SEC staff inquired as to the Company’s accounting treatment as of January 1, 2009 for warrants issued in the Quercus transaction which include anti-dilution provisions for adjustment of the exercise price in the event  additional shares of common stock or securities convertible into common stock at a price less than $1.00 per share (also referred to as down-round provisions).  The question was raised in light of EITF 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (FASB ASC 815-40-15-5) effective as of January 1, 2009, which outlines new guidance for being indexed to an entity’s own stock and the resulting liability or equity classification based on that conclusion.    Down-round provisions reduce the exercise price of a warrant or convertible instrument if a company either issues new warrants or convertible instruments that have a lower exercise price.

We have performed a complete assessment of our outstanding warrants and convertible instruments and concluded that the warrants issued in the Quercus transaction along with certain other warrants are within the scope of EITF 07-5 due to the down-round provisions included in the terms of the agreements.  Accordingly, EITF 07-5 should have been adopted as of January 1, 2009 by classifying the warrant as a liability measured at fair value with changes in fair value recognized in earnings each reporting and recording a cumulative-effect adjustment to the opening balance of retained earnings.  We have calculated the fair value of the warrants at the date of adoption as well as the March 31, 2009 and June 30, 2009 reporting periods utilizing a Black-Scholes-Merton stock option valuation model.  Based on our calculations and assessment of the materiality, we have concluded that our previously filed Form 10-Qs for the March 31, 2009 and June 30, 2009 periods require restatement and amended Form 10-Qs will be filed. The following table summarizes impact of applying EITF 07-5 on each reporting period:

Mach 31, 2009	Previously Filed 3/31/09	As Adjusted 3/31/09	Net Difference as % of F/S Caption
Total Liabilities	2,321,594	$1,271,852	54.8%
Net Income (Loss)	(2,296,654)	(1,117,964)	51.3%

Three months-ended June 30, 2009	Previously Filed 6/30/09	As Adjusted 6/30/09	Net Difference as % of F/S Caption
Total Liabilities	$2,584,306	$3,995,056	154.6%
Net Income (Loss)	(2,526,625)	(5,249,625)	107.7%

Six months-ended June 30, 2009	Previously Filed 6/30/09	As Adjusted 6/30/09	Net Difference as % of F/S Caption
Total Liabilities	$2,584,306	$3,995,056	154.6%
Net Income (Loss)	(4,823,279)	(6,367,279)	32.0%

The Company, including the Audit Committee of the Board of Directors, has discussed the foregoing matters with the Company’s independent registered public accounting firm, EFP Rotenberg. The Board of Directors has authorized and directed that the officers of the Company take the appropriate and necessary actions to restate the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXION POWER INTERNATIONAL, INC.

Date: November 6, 2009	By:	/s/ Thomas Granville
Name: Thomas Granville
Title: Chief Executive Officer